UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009

SAVE THE WORLD AIR, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-29185 (Commission File Number)	52-2088326 (IRS Employer Identification No.)

235 Tennant Avenue Morgan Hill, California 95037 Telephone No.: (408) 778-0101 (Address and telephone number of Registrant's principal executive offices and principal place of business)
(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

and

Item 3.02  Unregistered Sales of Equity Securities

Offerings of Convertible Notes

Effective as of September 28, 2009, Save The World Air, Inc., a Nevada corporation (the “Company”), completed a private financing of $467,500 principal amount of 7% Convertible Promissory Notes (the “Notes”) and 1,870,000 Common Stock Purchase Warrants exercisable at $.30 per share (the “Warrants”), pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) with 17 accredited investors (the “Note Offering”).

Specific Terms of Notes and Warrants

The Notes are initially convertible into the Company’s common stock, $.001 per share at a price of $.25 per share and accrue interest at 7% per year with a default rate of 10%, payable quarterly in cash.  Interest payments are payable in stock at the sole discretion of the Note holders, or, in the event that shares issuable thereon are registered under the Securities Act of 1933, as amended (the “Act”), or otherwise freely tradable pursuant to Rule 144, at the discretion of the Company as well. The Notes and any unpaid interest are due and fully payable on September 28, 2012.  The conversion price of the Notes are adjustable for corporate events such as merger, reclassification or stock splits.

Pursuant to the terms of the Purchase Agreement, and among other terms, in the event the Company conducts any subsequent financings (each, a “Follow On Offering”) of any kind other than an offering of securities substantially similar to the Notes and Warrants or certain other exempted issuances enumerated in the Notes, the Notes may, at the discretion of each holder thereof,  be exchanged in whole or in part to the extent of outstanding principal and/or interest in such Note, into the securities offered in the Follow On Offering, by applying and exchanging the outstanding principal and interest of such Notes towards the purchase price of the securities offered in such Follow On Offering, at the same price and terms of the Follow On Offering.

The Warrants issued in connection with the Note Offering are exercisable commencing six months after the issuance date until 5:00 p.m., E.S.T on the date that is the Thirty Six Month anniversary date thereof, at $.30 per share.  The Warrant exercise price is adjustable based on weighted average anti dilution provisions as set forth in the Warrant.

The Company did not pay any placement agent or similar fees in connection with the Note Offering.

Exemption from registration of the Notes is claimed under Section 4(2) of the Act and Rule 506 promulgated thereunder, based on, among other things, the representations made by each of the investors in the Purchase Agreement that include, among other things, a representation from each such purchaser that it or he is an “accredited investor” within the meaning of Regulation D promulgated under the Act and that such purchases were not made as part of a general or public solicitation or with a view towards distribution or resale of securities acquired in the financing.

The foregoing is a summary only of the Purchase Agreement, the Note and the Warrant, the forms of each of which are filed herewith as exhibits to this report and, the provisions of which are incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

 (d)   Exhibits.

 The Exhibits to this report are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVE THE WORLD AIR, INC.,

Date: September 30, 2009	By:	/s/Cecil Bond Kyte
Chief Executive Officer

INDEX TO EXHIBITS

Exhibits	Description

4.1	Securities Purchase Agreement between Save the World Air, Inc., a Nevada corporation and certain note Holders, with respect to 7% Convertible Promissory Notes.
4.2	Form of 7% Convertible Promissory Note.
10.1	Form of Common Stock Purchase Warrant, exercisable at $.30 per share.

5